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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

       We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-46715, 33-50610, 33-50608, 33-50607, 333-01409,
33-31371 and 333-31369) pertaining to the Employee Stock Purchase Plan and the Employee Stock Option Plans of Informix Corporation of our report dated March 2, 1998, with respect to the consolidated financial statements and schedule of Informix Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1997.

                                                           /s/ ERNST & YOUNG LLP

San Jose, California
March 30, 1998